UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant	☑
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☑ Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

AVIGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:

	7.	Form, Schedule or Registration Statement No.:

	8.	Filing Party:

	9.	Date Filed:

On December 15, 2009, Avigen issued the following press release:

MediciNova and Avigen Confirm Stockholder Election Deadline

SAN DIEGO and ALAMEDA, Calif., Dec. 15, 2009 (GLOBE NEWSWIRE) -- MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Nasdaq: MNOV - News) and the Hercules Market of the Osaka Securities Exchange (Code Number:4875) and Avigen, Inc. (Nasdaq: AVGN - News), a biopharmaceutical company, confirmed today that, as previously announced, Avigen stockholders that wish to make an election with respect to the merger consideration to be received in the proposed acquisition by MediciNova of Avigen must deliver a properly completed election form to American Stock Transfer & Trust Company, LLC by 5:00 p.m., Eastern Time, on December 17, 2009 (the "Election Deadline"), the day of the Special Meeting of Avigen stockholders.

Avigen stockholders who hold their shares through a bank, broker or other nominee may have an election deadline earlier than the Election Deadline. These Avigen stockholders should carefully review any materials they receive from their bank, broker or other nominee to determine the election deadline applicable to them.

Under the terms of the merger agreement and as described in the joint proxy statement/ prospectus mailed to Avigen stockholders, Avigen stockholders have the right to elect to receive an amount per share in either cash, secured convertible notes to be issued by MediciNova or a combination of cash and such convertible notes. Avigen stockholders who do not make a timely election or fail to deliver a properly completed election form to American Stock Transfer & Trust Company, LLC by the Election Deadline will not be able to elect the form of merger consideration they will receive in the merger. These non-electing stockholders will receive a combination of 50% cash and 50% secured convertible notes to be issued by MediciNova.

Avigen stockholders may request copies of the election form previously mailed to record holders by calling American Stock Transfer & Trust Company, LLC at (877) 248-6417 or (718) 921-8317. In addition, a copy of the election form may be obtained on Avigen's website, www.avigen.com. Avigen stockholders who hold their shares through a bank, broker or other nominee should contact their bank, broker or other nominee to obtain additional copies of the election forms and for instructions on how to make an election for those shares. In addition, individuals and entities contemplating the acquisition of Avigen shares should contact their bank, broker or other nominee immediately to determine how to make an election for any shares to be acquired.

As provided by the merger agreement and as described in the joint proxy statement/prospectus, Avigen's stockholders will be entitled to one Contingent Payment Right ("CPR") per share of Avigen common stock held in addition to the cash and/or convertible note consideration. The CPRs will entitle holders under certain circumstances to a pro rata portion of certain amounts received by Avigen after the closing of the merger.

The transaction is expected to close in December 2009 and is subject to approval of Avigen's stockholders and approval of MediciNova's stockholders as well as other customary closing conditions.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova's pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, chronic obstructive pulmonary disease exacerbations, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova's current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and chronic obstructive pulmonary disease exacerbations and MN-166 for the treatment of multiple sclerosis, and either pursue development independently in the United States, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

The MediciNova, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=3135

About Avigen

Avigen is a biopharmaceutical company that has focused on identifying and developing differentiated products to treat patients with serious neurological and other disorders. For more information about Avigen, consult the company's website at www.avigen.com.

Statement under the Private Securities Litigation Reform Act

The statements in this press release relating to the merger contain forward-looking statements. Such forward looking statements include the expected timing of closing the merger, statements about the consideration to be received by Avigen stockholders in the transaction and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements, including the risk that the merger will not close as expected, or at all, due to the failure of satisfaction of all of the closing conditions, including the receipt of the requisite stockholder approvals from the stockholders of each company. These risks and uncertainties are detailed in the joint proxy statement/prospectus mailed to stockholders of Avigen and MediciNova and in Amendment No. 3 to Registration Statement on Form S-4 filed by MediciNova with the Securities and Exchange Commission, in each case under the caption "Risk Factors."

Contact:

MediciNova, Inc.
Shintaro Asako, Chief Financial Officer
(858) 373-1500
info@medicinova.com
Avigen, Inc.
Andrew Sauter, Chief Executive Officer, President and Chief Financial Officer
510-748-7172
Kirk Johnson, Ph.D., Vice President, Research & Development
510-748-7106
ir@avigen.com